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                                WASHINGTON, D.C.

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        International Uranium Corporation
                                 Ontario, Canada

                                   ----------

                          Independence Plaza, Suite 950
                             1050 Seventeenth Street
                             Denver, Colorado 80265
                              303-628-7798 (phone)

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                                Share Option Plan

                                   ----------

                               David C. Frydenlund
                       Vice President and General Counsel
                        International Uranium Corporation
                           1050 17th Street, Suite 950
                             Denver, Colorado 80265
                                 (303) 389-4130

                         CALCULATION OF REGISTRATION FEE

                                                   Proposed                Proposed
      Title of                                      Maximum                 Maximum
  Securities to be           Amount to be       Offering Price         Aggregate Offering            Amount of
    Registered               Registered(1)         Per Share                 Price                Registration Fee
----------------------- -------------------- ---------------------- ------------------------- ------------------------
 Common Stock, no par
        value            6,700,000 shares             (2)                 1,474,000(2)                $389.14
----------------------- -------------------- ---------------------- ------------------------- ------------------------

(1) Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the Share Option Plan (the "Plan").

(2) In accordance with Rule 457(h), the aggregate offering price of shares of Common Stock registered hereby is estimated, solely for purposes of calculating the registration fee, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported by The Toronto Stock Exchange for the Common Stock on October 13, 2000, which was CDN$0.33 (US$0.22)
         per share. The Canadian price has been converted to US currency based on the closing US/CDN exchange rate on October 13, 2000 of 0.6637.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

           The following documents filed by International Uranium Corporation (the "Registrant") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

           (a) The Company's Annual Report on Form 20-F, as amended, for the year ended September 30, 1999.

           (b) The Company's Forms 6-K filed on October 18, 2000, September 18, 2000, May 31, 2000, April 7, 2000, February 28, 2000,
                  February 24, 2000, February 17, 2000 and February 9, 2000.

           (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

           All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

           Not applicable.


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Item 5.    Interests of Named Experts and Counsel.

           Not applicable.

Item 6.    Indemnification of Directors and Officers.

           The Company's Bylaws provide that a director will not be liable for monetary damages incurred by the Company in the execution of the duties of his office or in relation thereto unless due to his failure to exercise the powers and to discharge the duties of his office honestly, in good faith and in the best interests of the Company and in connection therewith to exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

           In addition, the Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other applicable agents to the fullest extent permitted by Ontario law. The applicable Ontario law, the Ontario Business Corporations Act, provides that the Company may indemnify a director or officer of the Company, a former director or officer of the Company or a person who acts or acted at the Company's request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Company or such body corporate, if,

           (a) he or she acted honestly and in good faith with a view to the best interests of the Company; and

           (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

The Ontario Business Corporations Act also provides that, with the approval of the court, such persons may also be indemnified by the Company in respect of an action by or on behalf of the Company to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or officer of the Company. Generally, any director or officer who is entitled to an indemnity may also be indemnified by the Company for all of his or her costs and expenses incurred in defending his or her position, if he or she was substantially successful in his or her defense.

           Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


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           The above discussion of the Registrant's Bylaws and Ontario law is not intended to be exhaustive and is qualified in its entirety by such Bylaws, the Company's Certificate of Incorporation and Ontario Law.

Item 7.    Exemption from Registration Claimed.

           Not applicable.

Item 8.    Exhibits.

           The following exhibits are filed as part of this Registration
Statement:

NUMBER       DESCRIPTION
5.1          Opinion of Cassels Brock & Blackwell
10.1         Stock Option Plan and Forms of Option Agreements (Incorporated by
             reference from the Company's Registration Statement on Form 20-F;
             File No. O-24443; Exhibits 3(e), 3(f) and 3(g))

23.1 Consent of Cassels Brock & Blackwell (included in the Opinion filed as Exhibit 5.1)
23.2 Consent of PricewaterhouseCoopers LLP, independent auditors, with respect to the consolidated financial statements of the Registrant.
24.1         Power of Attorney (included on signature page).


Item 9.  Undertaking.

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) of this section do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant


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pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934
that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on From S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 18th day of October, 2000.

                        INTERNATIONAL URANIUM CORPORATION


                        By: /s/ Ron F. Hochstein
                           -----------------------------------------------------
                        Ron F. Hochstein, Chief Executive Officer and President



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                                POWER OF ATTORNEY

         We, the undersigned directors and officers of International Uranium Corporation, do hereby make, constitute and appoint Ron F. Hochstein and David
C. Frydenlund, and each of them acting individually, our true and lawful attorneys-in-fact and agents, with power to act without any other and with full power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                SIGNATURE                                                     TITLE
/s/ Ron F. Hochstein                                          President, Chief Executive Officer and Director
--------------------------------------
Ron F. Hochstein

/s/ David C. Frydenlund                                       Vice President, Chief Financial Officer and Treasurer
--------------------------------------                        (Principal Financial Officer and Accounting Officer),
David C. Frydenlund                                           General Counsel, Corporate Secretary and Director

/s/ Lukas H. Lundin                                           Director
--------------------------------------
Lukas H. Lundin

/s/ John H. Craig                                             Director
--------------------------------------
John H. Craig

/s/ Christopher J.F. Harrop                                   Director
--------------------------------------
Christopher J.F. Harrop

/s/ William A. Rand                                           Director
--------------------------------------
William A. Rand

/s/ Earl E. Hoellen                                           Director
--------------------------------------
Earl E. Hoellen


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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER       DESCRIPTION
-------      -----------
5.1          Opinion of Cassels Brock & Blackwell

10.1 Stock Option Plan and Forms of Option Agreements (Incorporated by reference from the Company's Registration Statement on Form 20-F;
             File No. O-24443; Exhibits 3(e), 3(f) and 3(g))

23.1 Consent of Cassels Brock & Blackwell (included in the Opinion filed as Exhibit 5.1)

23.2 Consent of PricewaterhouseCoopers LLP, independent auditors, with respect to the consolidated financial statements of the Registrant.

24.1         Power of Attorney (included on signature page).